Exhibit 99.1
FOR IMMEDIATE RELEASE Contacts: Morris S. Young Chief Executive Officer (510) 683-5900 Leslie Green Green Communications Consulting, LLC (650) 312-9060

AXT, Inc. Announces Third Quarter 2013 Financial Results

•	Q3 FY 2013 Net Revenue: $20.5 million

•	Q3 FY 2013 GAAP Net Loss: $(2.3) million; $(0.07) per share

FREMONT, Calif., Oct. 30, 2013 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the third quarter ended Sept. 30, 2013.

Third Quarter 2013 Results
Revenue for the third quarter of 2013 was $20.5 million compared with $23.8 million in the second quarter of 2013. Total gallium arsenide (GaAs) substrate revenue was $9.0 million for the third quarter of 2013, compared with $10.7 million in the second quarter of 2013. Indium phosphide (InP) substrate revenue was $1.4 million for the third quarter of 2013, compared with $2.0 million in the second quarter of 2013.  Germanium (Ge) substrate revenue was $5.5 million for the third quarter of 2013, compared with $5.3 million in the second quarter of 2013.   Raw materials sales were $4.6 million for the third quarter of 2013, compared with $5.8 million in the second quarter of 2013.

Gross margin was 11.9 percent of revenue for the third quarter of 2013, compared with 12.9 percent of revenue in the second quarter of 2013.

Operating expenses were $5.1 million in the third quarter of 2013, compared with $5.2 million in the second quarter of 2013.

Loss from operations for the third quarter of 2013 was $2.6 million compared with loss from operations of $2.2 million in the second quarter of 2013.

Net interest and other income for the third quarter was $354,000, which was mainly attributable to $346,000 from equity earnings of the company’s unconsolidated joint ventures, partially offset by $67,000 foreign exchange losses. This compares with net interest and other income of $902,000 in the second quarter, which was mainly attributable to an $811,000 gain on the sale of a minority investment in a privately-held company, $471,000 equity earnings of the company’s unconsolidated joint ventures, $105,000 from other joint venture income and dividend income, partially offset by $304,000 foreign exchange losses and $229,000 withholding tax in China on dividends declared by AXT’s consolidated joint ventures.

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Tel: 510.683.5900 Fax: 510.353.0668 www.axt.com.

AXT, Inc. Announces Third Quarter 2013 Results
October 30, 2013

Net loss in the third quarter of 2013 was $2.3 million or $0.07 per diluted share compared with net loss of $2.0 million or $0.06 per diluted share in the second quarter of 2013.

Management Qualitative Comments
“This has been a challenging year,” said Morris Young, chief executive officer.  “The market for wireless devices has undergone significant transition with consolidation and new technologies, but as we near the end of the year, we are getting more clarity on the landscape and opportunity and are executing on a strategy for growth.  The semiconducting gallium arsenide market is poised for a turnaround.  In addition, we are seeing exciting opportunities  in both the indium phosphide and germanium substrate markets.  We continue to take a conservative approach to the planning and management of our business, working diligently to control expenses and maximize our cash.  But we remain cautiously optimistic about our prospects for the coming year and believe that we are doing the right things to take advantage of business opportunities in our key markets.”

Conference Call
The company will also host a conference call to discuss these results on Oct. 30, 2013 at 1:30 p.m. PDT. The conference call can be accessed at (719) 457-1035 (passcode 1570385). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 1570385) until Nov 6, 2013. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 683-5900.

AXT will provide highlights of its third quarter results on today’s conference call, but investors can find the full financial summary on the investor relations portion of the company’s website at www.axt.com.

About AXT, Inc.
AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Announces Third Quarter 2013 Results
October 30, 2013

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the Federal Securities laws, including statements regarding the market demand for our products, our market opportunity, our business planning and management approach and our expectations with respect to our business prospects. These forward-looking statements are based upon specific assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; and other factors as set forth in the company’s annual report on Form 10-K and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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AXT, Inc. Announces Third Quarter 2013 Results
October 30, 2013

AXT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue	$20,521	$20,808	$66,732	$69,447
Cost of revenue	18,075	15,342	57,717	48,279
Gross profit	2,446	5,466	9,015	21,168

Operating expenses:
Selling, general and administrative	4,303	3,950	12,435	11,709
Research and development	766	844	2,627	2,593
Total operating expenses	5,069	4,794	15,062	14,302
Income (loss) from operations	(2,623)	672	(6,047)	6,866
Interest income, net	55	52	136	202
Equity in earnings of unconsolidated joint ventures	346	348	1,099	786
Other income (expense), net	(47)	144	(491)	(472)

Income (loss) before provision for income taxes	(2,269)	1,216	(5,303)	7,382
Provision for (benefit from) income taxes	(204)	(228)	322	559
Net income (loss)	(2,065)	1,444	(5,625)	6,823

Less: Net income (loss) attributable to noncontrolling interest	(230)	(512)	(1,105)	(2,957)
Net income (loss) attributable to AXT, Inc.	$(2,295)	$932	$(6,730)	$3,866

Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.07)	$0.03	$(0.21)	$0.12
Diluted	$(0.07)	$0.03	$(0.21)	$0.11

Weighted average number of common shares outstanding:
Basic	32,366	32,183	32,407	32,118
Diluted	32,366	32,769	32,407	32,911

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AXT, Inc. Announces Third Quarter 2013 Results
October 30, 2013

AXT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30,	December 31,
	2013	2012
Assets:
Current assets
Cash and cash equivalents	$27,723	$30,634
Short-term investments	8,412	10,270
Accounts receivable, net	16,266	17,912
Inventories	38,376	40,352
Related party notes receivable - current	2,517	2,036
Prepaid expenses and other current assets	7,412	5,268
Total current assets	100,706	106,472

Long-term investments	12,287	9,191
Property, plant and equipment, net	37,450	37,235
Related party notes receivable - long-term	-	416
Other assets	14,830	14,275

Total assets	$165,273	$167,589

Liabilities and stockholders' equity:
Current liabilities
Accounts payable	$8,596	$5,894
Accrued liabilities	9,208	7,202
Total current liabilities	17,804	13,096

Long-term portion of royalty payments	2,725	3,325
Other long-term liabilities	155	254
Total liabilities	20,684	16,675

Stockholders' equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in capital	194,058	193,063
Accumulated deficit	(65,777)	(59,047)
Accumulated other comprehensive income	6,988	6,033
Total AXT, Inc. stockholders' equity	138,833	143,613

Noncontrolling interest	5,756	7,301
Total stockholders' equity	144,589	150,914

Total liabilities and stockholders' equity	$165,273	$167,589